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                                                                   EXHIBIT 10.10


                        BROWNING-FERRIS INDUSTRIES, INC.

                 RESTATED 1993 NON-EMPLOYEE DIRECTOR STOCK PLAN


1. PURPOSE. The 1993 Non-Employee Director Stock Plan (the "Plan") is to benefit Browning-Ferris Industries, Inc. (the "Company") and its subsidiary corporations by offering its non-employee directors (the "Eligible Directors") an opportunity to become owners of the Common Stock, $.16-2/3 par value, of the Company (the "Stock") and is intended to advance the best interests of the Company by increasing their proprietary interest in the success of the Company and its subsidiary corporations.

2. ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company (the "Board"). Subject to the terms of the Plan, the Board shall have the power to construe the provisions of the Plan, or of options granted hereunder (the "Options") or Stock issued hereunder, to determine all questions arising thereunder, and to adopt and amend such rules and regulations for administering the Plan as the Board deems desirable.

3. AVAILABLE SHARES. The total amount of the Stock with respect to which Options and Stock paid in lieu of directors' annual retainer that may be granted under this Plan shall not exceed in the aggregate Two Hundred and Fifty Thousand (250,000) shares; provided, that the class and aggregate number of shares of Stock which may be granted hereunder shall be subject to adjustment in accordance with the provisions of Paragraph 17 hereof. Such shares of Stock may be treasury shares or authorized but unissued shares of Stock. In the event that any outstanding Option for any reason shall expire or is terminated or canceled, the shares of Stock allocable to the unexercised portion of such Option may again be subject to an Option or Options under the Plan.

4. AUTHORITY TO GRANT OPTIONS AND STOCK. All Options granted under the Plan shall be non-qualified stock options. No Options shall be granted under the Plan subsequent to December 6, 2003. The only Options and Stock under the Plan which may be granted are those which are granted after both adoption of the Plan and approval thereof by the stockholders of the Company within twelve months after the date of such adoption, all as provided in Paragraph 21 hereof.

5. ELIGIBILITY FOR STOCK OPTIONS AND STOCK. The individuals who shall be eligible to receive Options under the Plan shall be each Eligible Director of the Company.

6.       OPTION GRANT SIZE AND GRANT DATES.

         Initial Grants - An Option to purchase 5,000 shares of Stock (as adjusted pursuant to Paragraph 17) shall be granted to each Eligible Director the day following the Annual Meeting at which such Director is first elected or the day following the first Annual Meeting after such Eligible Director is first elected or appointed by the Board to be a



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         Director, whichever is applicable (an "Initial Grant"); provided, that if an Eligible Director who previously received an Initial Grant terminates service as a Director and is subsequently elected or appointed to the Board, such Director shall not be eligible to receive a second Initial Grant, but shall be eligible to receive only Annual Grants as provided in this Paragraph 6, beginning with the Annual Meeting held during the fiscal year immediately following the year in which such Director was reelected or appointed.

         Annual Grants - An Option to purchase 2,500 shares (as adjusted pursuant to Paragraph 17) shall be granted each year, the day following the Annual Meeting, to each director who is an Eligible Director at such time (except as set forth above) and who is not receiving an Initial Grant (each, an "Annual Grant").

         If however, the General Counsel of the Company determines, in his sole discretion, that the Company is in possession of material, nonpublic information about the Company, then the Initial and Annual Grant to the Eligible Directors shall be suspended until the second trading day after public dissemination of such information.

7. OPTION PRICE; FAIR MARKET VALUE. The price at which shares of Stock may be purchased by an Eligible Director pursuant to an Option (the "Optionee") shall be the fair market value of the shares of Stock on the date the Option is granted. For all purposes of this Plan, the "fair market value" of the Stock shall be the closing selling price of the Stock as reported in The Wall Street Journal for the last trading day before the date as of which such fair market value is to be determined. No Option may be repriced.

8. DURATION OF OPTIONS. The term of each Option hereunder shall be ten years, and no Option shall be exercisable after the expiration of ten years from the date such Option is granted. An Option shall expire immediately following the last day on which such Option is exercisable pursuant to this Paragraph 8.

9.       AMOUNT EXERCISABLE.

         An Option becomes exercisable according to the following schedule:

                                Period from                                  Portion of Grant That
                               The Date the                                   Becomes Exercisable
                             Option is Granted                                 after Such Period
              ------------------------------------------------    --------------------------------------------
              One year after grant                                                    25%
              Two years after grant                                                   50%
              Three years after grant                                                 75%
              Four years after grant                                                 100%

10. EXERCISE OF OPTIONS. Options shall be exercised by the delivery of written notice to the Company setting forth the number of shares of Stock with respect to which the



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         Option is to be exercised, together with cash, wire transfer, certified check, bank draft or postal or express money order payable to the order of the Company (the "Acceptable Funds") for an amount equal to the Option price of such shares of Stock, or at the election of the Optionee, by exchanging shares of Stock owned by the Optionee, so long as the exchanged shares of Stock plus Acceptable Funds paid, if any, have a total fair market value (determined in accordance with Paragraph 7, as of the date of exercise) equal to the purchase prices for such shares to be acquired upon exercise of said Option, and specifying the address to which the certificates for such shares are to be mailed. Whenever an Option is exercised by exchanging shares of Stock theretofore owned by the Optionee: (1) no shares of Stock received upon exercise of that Option thereafter may be exchanged to pay the Option price for additional shares of Stock within the following six months; and (2) the Optionee shall deliver to the Company certificates registered in the name of such Optionee representing a number of shares of Stock legally and beneficially owned by such Optionee, free of all liens, claims, and encumbrances of every kind, accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by such certificates, with signature guaranteed by a commercial bank or trust company or by a brokerage firm having a membership on a registered national stock exchange. Such notice may be delivered in person to the Secretary of the Company, or may be sent by mail to the Secretary of the Company, in which case delivery shall be deemed made on the date such notice is received. As promptly as practicable after receipt of such written notification and payment, the Company shall deliver to the Optionee certificates for the number of shares with respect to which such Option has been so exercised, issued in the Optionee's name; provided, that such delivery shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the Optionee, at the address specified pursuant to this Paragraph 10. The delivery of certificates upon the exercise of Options is subject to the condition that the person exercising such Option provide the Company with such information as the Company might reasonably request pertaining to such exercise, sale or other disposition. The Company has the discretion to buy back shares of Stock resulting from the exercise of an Option by any Eligible Director of the Company, and in connection therewith, the Applicable Funds, as defined in the Plan, will include the delivery of instructions to retain the exercise price from the proceeds of the sale of the shares of Stock.

11. TRANSFERABILITY OF OPTIONS. Options shall not be transferable by the Optionee other than by will or under the laws of descent and distribution, and shall be exercisable, during the Optionee's lifetime, only by the Optionee or his legal guardian or representative; provided, however, the Committee, in its sole discretion, may grant Optionees the ability to transfer Options previously granted or to be granted to (i) immediate family members (such as children, grandchildren or spouse),
         (ii) trusts for the benefit of the Optionee's immediate family members; and (iii) partnerships in which immediate family members are the only partners.



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12.      TERMINATION OF DIRECTORSHIP OF OPTIONEE. If, before the date of expiration of the Option, the Optionee shall cease to be a director of the Company, the Option shall terminate on the earlier of such date of expiration or one year after the date of ceasing to serve as a director. In such event, the Optionee shall have the right prior to the termination of such Option to exercise the Option to the extent to which he was entitled to exercise such Option immediately prior to ceasing to serve as a director; however, in the event that the Optionee has ceased to serve as a director on or after attaining the age of sixty-two (62) years, the Optionee shall be entitled to exercise all or any part of such Option (without regard to any limitations imposed pursuant to Paragraph 9 hereof). Upon the death of the Optionee, his executors, administrators, or any person or persons to whom his Option may be transferred by will or by the laws of descent and distribution, shall have the right, at any time prior to the earlier of the date of expiration or one year following the date of such death, to exercise the Option, in whole or in part (without regard to any limitations imposed pursuant to Paragraph 9 hereof. If the Optionee continues to serve as an outside advisory director of the Company after serving as director, the Optionee will retain the right to exercise stock options during the period that the former director serves in such capacity, with the term not to exceed the original date of expiration and with such right to exercise to cancel thirty (30) days following the termination date as serving as an outside advisory director.

13.      ISSUANCE OF SHARES IN LIEU OF PAYMENT OF RETAINER FEE.

         One-third of each Eligible Director's annual retainer fee for service as a member of the Company's Board of Directors shall be paid in Stock. Such shares shall be issued the day following each Annual Meeting or the day following the first Annual Meeting after such Eligible Director is first elected or appointed by the Board to be a director, whichever is applicable. If, however, the General Counsel of the Company determines, in his sole discretion, that the Company is in possession of material, nonpublic information about the Company, then such issuance shall be delayed until the second trading day after public dissemination of such information. The number of shares to be issued shall be that number equal to one-third of the annual retainer for service as a member of the Company's Board of Directors divided by the fair market value of the Stock as determined pursuant to Paragraph 7 above. No fractional shares shall be issued, but the number of shares shall be rounded up to the nearest whole share.

         The Stock in lieu of retainer fee issued under this Paragraph prior to March 5, 1997 ("Restricted Stock"), shall have a restriction period of three (3) years. Notwithstanding any other provision of this Paragraph, such Restricted Stock shall be subject to the following terms and conditions:

         (a) Restricted Stock in lieu of retainer fee shall be represented by a stock certificate registered in the name of the holder. The holder shall have the right to enjoy all


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               stockholder rights during the restriction period (including the right to vote the shares and the right to receive any cash dividends) with the exception that:

               (i) The holder may not sell, transfer, pledge or assign the Restricted Stock during the restriction period;

               (ii) The Company will retain custody of the certificate for the Restricted Stock during the restriction period; and

               (iii) A breach of the terms and conditions during the restriction period shall cause a forfeiture of the Restricted Stock.

         (b) All restrictions shall lapse and the holder of such Restricted Stock shall be entitled to the delivery of a stock certificate or certificates upon the earliest of the following:

               (i) Three (3) years from the date the applicable shares are issued in the name of to such holder;

               (ii)  The date of the holder's death or disability;

               (iii) The date on which the holder no longer serves on the Board, other than for the reason set out in subsection (c) below.

         (c) Restricted Stock shall be entirely forfeited in the event that during a restriction period the holder is removed for cause from the Board during his elected term.

         For purposes of subsection (b) above, "disability" shall mean long term disability as determined under rules and procedures that apply under the Company's long term disability plan then in effect. For purposes of subsection (c) above, a holder shall be considered to have been removed for cause if and only if he is dismissed on account of any act of (a) fraud or intentional misrepresentation, or (b) embezzlement, misappropriation, or conversion of assets or opportunities of the Company or any subsidiary of the Company.

14. REQUIREMENTS OF LAW. The Company shall not be required to issue any shares under any Option or as partial payment for annual retainer fees if the issuance of such shares shall constitute a violation by the Optionee or the Company of any provisions of any law or regulation of any governmental authority.

15. NO RIGHTS AS STOCKHOLDER. No Optionee shall have rights as a Stockholder with respect to shares covered by any Option until the date of issuance of a stock certificate for such shares; and, except as otherwise provided in Paragraph 17 hereof, no adjustment for dividends, or otherwise, shall be made if the record date thereof is prior to the date of issuance of such certificate.



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16.      NO EMPLOYMENT OR NOMINATION OBLIGATION. The granting of any Option shall not impose upon the Company or its stockholders any obligation to employ any Optionee or to continue to nominate any Optionee for election as a director of the Company.

17. CHANGES IN THE COMPANY'S CAPITAL STRUCTURE. The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         Immediately upon a Change of Control, all outstanding Options and Restricted Stock shall be deemed fully vested. For all purposes of the Plan, a Change of Control shall be deemed to have occurred if, with or without the approval of the Board of Directors of the Company, any of the following events shall occur (i) more than 25% of the voting power of the Company's outstanding securities entitled to vote in elections of directors shall be acquired by any person (as such term is used in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934) except with respect to any Optionee who is included in any such person; or (ii) as the result of a tender offer, merger, consolidation, sale of assets or contested election, or any combination of such transactions, the persons who were directors of the Company immediately before the transaction shall cease to constitute a majority of the Board of Directors of the Company or of any successor to the Company.

         After a merger of one or more corporations into the Company, or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each holder of an outstanding Option shall, at no additional cost, be entitled upon exercise of such Option to receive (subject to any required action by stockholders) in lieu of the number and class of shares as to which such Option would have been so exercisable in the absence of such event, the number and class of shares of stock or other securities to which such holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of the number and class of shares of Stock equal to the number and class of shares as to which such Option shall be so exercised.

         If the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation, or if the Company sells or otherwise disposes of substantially all its assets to another corporation and is liquidated while unexercised Options remain outstanding under the Plan, (i) after the effective date of such merger, consolidation or sale and liquidation, as the case may be,



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         each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive, in lieu of shares of the Stock, shares of such stock or other securities as the holders of shares of such class of Stock received pursuant to the terms of the merger, consolidation or sale; and (ii) notwithstanding Paragraph 9 hereof, all Options, from and after the date of any agreement regarding such merger, consolidation, or sale and liquidation, as the case may be, shall be exercisable in full prior to the effective date of such merger, consolidation or sale and liquidation.

         Except as herein before expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number, class or price of shares of Stock then subject to outstanding Options.

18. TERMINATION AND AMENDMENT OF PLAN. The Board of Directors of the Company may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; provided, however, to the extent required to qualify the Plan under Rule 16b-3, no amendment that would (a) materially increase the number of shares of the Stock that may be issued under the Plan, (b) materially modify the requirements as to eligibility for participation in the Plan, or (c) otherwise materially increase the benefits accruing to participants under the Plan, shall be made without the approval of the Company's stockholders.

19. WRITTEN AGREEMENT. Each Option granted hereunder shall be embodied in a written agreement, which shall be subject to the terms and conditions prescribed above and shall be signed by the Eligible Director and by the Chairman of the Board, the Vice Chairman, the President or any Vice President of the Company for and in the name and on behalf of the Company.

20. INDEMNIFICATION OF BOARD. The Company shall indemnify each present and future member of the Board against, and each member of the Board shall be entitled without further act on his part to indemnity from the Company for, all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his being or having been a member of the Board, whether or not he continues to be such member of the Board at the time of incurring such expenses; provided, however, that such indemnity shall not include any expenses incurred by any such member of the Board (a) in respect of matters as to which he shall be finally adjudged in any such action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as such member of the Board, or (b) in respect of any matter in which any settlement is effected, to an amount in excess of the amount approved by the Company



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         on the advice of its legal counsel; and provided further, that no right of indemnification under the provisions set forth herein shall be available to or enforceable by any such member of the Board unless, within sixty (60) days after institution of any such action, suit or proceeding, he shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Board and shall be in addition to all other rights to which such member of the Board may be entitled as a matter of law, contract, or otherwise.

21. ADOPTION, APPROVAL AND EFFECTIVE DATE OF PLAN. The Plan shall be considered adopted and shall become effective on the date the Plan is approved by the stockholders of the Company.

22. GOVERNING LAW. This Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware, without reference to principles of conflict of laws, and shall be construed accordingly.

23. COMPLIANCE WITH SEC REGULATIONS. It is the Company's intent that the Plan comply in all respects with Rule 16b-3, and any successor rule pursuant thereto. If any provision of this Plan is later found not to be in compliance with the Rule, the provision shall be deemed null and void. All grants of Options and Stock and all exercises of Options under this Plan shall be executed in accordance with the requirements of Section 16 of the Securities Exchange Act of 1934, as amended, and any regulations promulgated thereunder.


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